SPANSION INC.
POWER OF ATTORNEY

Know all by these presents, that the undersigned
hereby constitutes and appoints each of Randy W.
Furr, Nancy A. Richardson and Laurie A. Webb,
signing singly, the undersigned's true and lawful
attorney-in-fact to:

1.         Execute and deliver for and on behalf of
the undersigned, the Form ID (Uniform Application
for Access Codes to File on EDGAR) and any
amendments or renewals thereto;

2.         Execute for and on behalf of the
undersigned, in the undersigned's capacity as an
officer and/or director of Spansion Inc. (the
Company), any reports or forms, including but not
limited to Forms 3, 4, and 5, in accordance with
Section 16(a) of the Securities Exchange Act of 1934
and the rules thereunder;

3.         Do and perform any and all acts for and
on behalf of the undersigned which may be necessary
or desirable to complete and execute any such
reports or forms, complete and execute any amendment
or amendments thereto, and timely file such reports
or forms with the United States Securities and
Exchange Commission and any stock exchange or
similar authority;

4.        Seek or obtain, as my representative and
on my behalf, information concerning transactions in
or with respect to the Company's securities from any
third party, including brokers, employee benefit
plan administrators and trustees, knowing that I
hereby authorize any such person to release any such
information to the attorney-in fact and approve any
such release of information; and

5.        Take any other action of any type
whatsoever in connection with the foregoing which,
in the opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required by, the undersigned, it being understood
that the documents executed by such attorney-in-fact
on behalf of the undersigned pursuant to this Power
of Attorney shall be in such form and shall contain
such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as
fully to all intents and purposes as the undersigned
might or could do if personally present, with full
power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-
fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done
by virtue of this power of attorney and the rights
and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact,
in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange
Act of 1934.

This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file any such reports or forms with
respect to the undersigned's holdings of and
transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-
in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 1st day
of May 2010.

/s/ Eugene I. Davis
    Eugene Davis

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